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                                                                     EXHIBIT (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 6, 2002, relating to the financial statements and financial highlights which appear in the October 31, 2002 Annual Report to Shareholders of Schwab 1000 Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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San Francisco, CA
February 21, 2003